Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Hartman vREIT XXI, Inc.

We hereby consent to the use in this Pre-Effective Amendment No. 3 to Form S-11 Registration Statement (No. 333-207711) (Registration Statement) of our report dated February 12, 2016 relating to the consolidated balance sheet of Hartman vREIT XXI, Inc. as of December 31, 2015, which is included in this Pre-Effective Amendment No. 3.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

March 17, 2016